Key Employee Retention Agreement

This Key Employee Retention Agreement (the “Agreement”), is entered into as of this 1st day of September, 2009 (the “Effective Date”), by and between XsunX, Inc., a Colorado corporation, (the “Company”), and Robert G. Wendt (the “Employee”).  Company and Employee may be referred collectively hereafter as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Company recognizes the valuable services that the Employee will render to the Company and the Company desires to retain the services of Employee; and

WHEREAS, the Employee is willing to serve the Company, but desires a severance arrangement in the event the Employee’s employment is terminated as provided herein.

NOW, THEREFORE, in consideration of the Employee’s service to the Company and the mutual agreements herein contained, and for other god and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Employee agree as follows:

AGREEMENT

ARTICLE 1

Eligibility of Benefits

1.1	Qualifying Termination. A “Qualifying Termination” shall mean the termination of the Employee’s employment by the Company due to any of the following:

(a)
The sale of all or substantially all of the assets of the Company which results in the termination without cause of Employee within three (3) months of a sale of all or substantially all of the assets of the Company; or

(b)	A reduction in force; or

(c)	Elimination of Employee’s position; or

(d)	Other termination without cause.

The Company shall not be required to provide any benefits to the Employee pursuant to this Agreement unless a Qualifying Termination occurs and all other conditions provided herein are met.

1.2          Termination for Cause.     For the purpose of this Agreement, the Company or a successor company shall have “Cause” to terminate the Employee only in the event of:

(a)	The conviction of a felony; or

(b)
The willful engaging by the Employee in gross misconduct, which material and demonstrably injures the Company or it affiliates.  For the purposes of this paragraph, no act or failure to act on the part of the Employee shall be considered “willful” unless done or omitted to be done by Employee not in good faith and without reasonable belief the Employee’s action or omission was in the best interest of the Company or its affiliates; or

(c)	Employee fails to perform all duties required of Employee to reasonable satisfaction of Company in accordance with performance standards imposed by Company.

1.3          Term of Agreement.  This agreement shall be effective as of the date first indicated above and shall remain in effect until the earlier of: (a) Two years from the Effective Date; or (b) the effective date of Employee’s promotion to another position in the Company which position provides severance or change in control benefits in an amount which exceeds the amount of severance payable to Employee in the event of a Qualifying Termination hereunder, or (c) the Employee and Company agree to the mutual termination of this Agreement.

ARTICLE II

Benefits After A Qualifying Termination

2.1          Release Agreement.      Prior to and as a condition of the payment of any severance or benefit amounts by the Company to the Employee hereunder, the Employee shall execute a Release and Compromise of All Claims Agreement in the form similar to Exhibit “A” attached hereto and incorporated herein (the “Release”).

2.2          Basic Severance Payment.     The Company shall pay to the Employee as severance pay, a cash lump sum amount to twelve (12) month’s salary at the base salary amount at the Effective Date of this agreement.  This includes the cash value of Employee’s accrued and unused vacation benefits up to the date of the Qualifying Termination.  Said severance payment shall be made by the Company to the Employee after the Release becomes effective, as set forth in the Release.

2.3          Benefits.     If the Employee was a participant in one of the Company’s sponsored medical and/or dental plans at the time of the Qualifying Termination and the Employee elects to receive continuing medical and/or dental coverage under COBRA following such Qualifying Termination, the Company shall reimburse Employee for actual costs paid by Employee per month for such COBRA coverage, up to the same dollar contribution level previously paid by the Company at the time of the Qualifying Termination.  Such reimbursement payments shall commence on the date employee makes his first COBRA payment for continuation coverage and shall continue until the earlier of the Employee’s termination of said COBRA coverage or twelve (12) months following the Qualifying Termination.  The Employee must continue to pay the monthly COBRA premiums to receive continued medical/dental benefits during said twelve month period will be made available to the Employee at his sole cost under COBRA.

2.4           Relocation.      It is understood by Company that Employee has relocated for the benefit of the Company.  Upon a Qualifying Termination, the Company will pay to the Employee reasonable cost up to $2,500 dollars to relocate to his permanent address and for any cost incurred for breaking lease obligations at his temporary housing location.

2.5           Income Tax Withholding.      The Company may withhold from any payments made under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

2.6           Sole Severance Obligation.      The severance, benefit, and relocation amounts set forth in Sections 2.2, 2.3, and 2.4 herein shall be the sole severance obligation of the Company to Employee in the event of a Qualifying Termination.  This Agreement does not preclude Employee’s participation in any voluntary severance plan that the Company may establish in the future, in accordance with the provision specified in any such plan.  For the purpose of this Agreement, the Employee’s participation in any such voluntary severance plan shall not constitute a Qualifying Termination.

ARTICLE III

Miscellaneous

3.1           At-Will Employment.      Employee and Company acknowledge that, except and otherwise may be provided under any other written agreement between Company and Employee, the employment of Employee is “at will”, meaning either Party may terminate employment for any reason at any time with or without Cause.  Employee acknowledges no statements, representation or promises as to employment longevity have been made to Employee whatsoever.

3.2           Arbitration.   Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration.  The Party desiring arbitration shall deliver written notice of demand for arbitration to the other Party within a reasonable time after the controversy or claim arises, but in not event after the date when institution of legal or equitable proceedings based on such controversy or claim would be barred by applicable statute of limitations.

The arbitration shall be heard before a single neutral arbitrator appointed by mutual agreement of the Parties.  If the Parties fail to agree upon a single arbitrator within ten (10) days of the referral of the dispute to arbitration, each Party shall choose on arbitrator who shall sit on a three-member arbitration panel.  The two arbitrators so chosen shall within ten (10) days select a third arbitrator.  In either case, the arbitrator(s) shall be knowledgeable in executive and employee compensation matters, and shall not have any current or past substantial business or financial relationships with any Party to the arbitration.  The arbitration shall be conducted under the rules of the Federal Arbitration Act, except as modified herein, and shall take place in Golden, Colorado.  No discovery shall be permitted.  The arbitrator shall issue a scheduling order that shall not be modified except by the mutual agreement of the Parties.  The award of the arbitrator(s) shall be final and binding and shall be enforceable in any court of competent jurisdiction.

3.3           Entire Understanding.      This Agreement contains the entire understanding between the Company and the Employee with respect to the subject matter hereof and supersedes any prior employee retention agreement between the Company and the Employee.

3.4           Severability.      If, for any reason, any one or more of the provisions or part of a provision contained in the Agreement shall be held to be invalid, illegal or unenforceable in any respect, such validity, illegality, or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall, to the full extent consistent with law, continue in full force and effect.

3.5           Consolidation, Merger, or Sale of Assets.      Nothing in the Agreement shall preclude the Company from consolidating or merging into or with or transferring all or substantially all of its assets to another corporation which assumes this Agreement and all obligations and undertaking of the Company hereunder.  Upon such a consolidation, merger or transfer of assets and assumption, the term, “the Company”, as used here shall mean such other corporation and this Agreement shall continue in full force and effect.

3.6           Notices.      All notices, request, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duty given if delivered or mailed, postage prepaid, first class as follows:

To the Company

XsunX Inc.

Attention:              Tom Djokovich

To the employee:

XXXXX

Attention:              Robert Wendt

or to such other addresses as wither Party shall have previously specified in writing to the other.

3.7           No Attachment.   Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution attachment, levy, or similar process or assignment by operation of law, or any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

3.8           Binding Agreement.      This agreement shall be binding upon and shall inure to the benefit of, the Employee and the Company and their respective successors and permitted assigns.

3.9           Modification and Waiver.      This Agreement may not be modified or amended except by an instrument in writing and signed by the Parties.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the Party charged with such waiver or estoppel.  No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

3.10         Headings.      The headings contained in the Agreement are included solely for convenience and shall not in any way affect the meaning or interpretation of any of the provision of this Agreement.

3.11         Governing Law.      This agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Colorado, without regard to the choice of law provisions thereof.

3.12 Entire Agreement.  This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and there are no representations, warranties, agreements or commitments between the parties hereto except as set forth herein.  The Agreement controls over any and all provisions or guidelines contained in any Employee Manual, Employee Handbook, Company Policy Manual or other similar document.  Employee expressly acknowledges that no Employee Manual, Employee Handbook, Company Policy Manual or other similar document is or shall become a contract between the Company and Employee.

IN WITNESS WHEREOF   , THE Company has caused this Agreement to be executed by its officers thereunto duty authorized, and the Employee has signed this Agreement, all as the date first written.

XSUNX, INC.	EMPLOYEE

Tom Djokovich	Robert G Wendt
CEO

Exhibit “A”

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (the “Agreement”) is between _______________ (hereinafter “Employee”) and XsunX, Inc. (hereinafter “the Company).  The employment relationship between Employee and the Company has ceased, effective ________________.  The Company and Employee desire to enter into this Agreement to compromise, release and settle those claims decribed herein relating to employment or termination.

The Company and Employee hereby agree as follows:

1.           Employee’s employment with the Company will terminate as of ______________ (the “Effective Date”.

2.           Employee shall receive from the Company, in cash, payable on or as soon as practicable after the seventh day following the execution of this Agreement by Employee the sum of _______________________________________ dollars ($__________), less all applicable taxes.  Employee will also received twelve (12) months continued benefits coverage.

3.           For  and in consideration of the mutual covenants herein, including the cash payment to Employee, all of which are described above, Employee agrees to compromise, release and fully and forever discharge and convenants not to sue the Company, including, but not in limitation thereof, all directors, officers, employees, agents, or attorneys thereof, from and with respect to any and all claims of whatever kind or nature, known or unknown, suspected or unsuspected, and however arising, including, but, not in limitation thereof, all claims for personal injury (including all claims for medical treatment related thereto), pain and suffering, mental anguish, humiliation or embarrassment, loss of diminution of self or professional esteem, reputation, or any and all claims of whatever kind or nature, known or unknown, suspected or unsuspected, arising out of , resulting from or concerning Employee’s employment with the Company or Employee’s cessation or employment with the Company or the circumstances leading thereto

4.           This compromise, release and discharge shall specifically include, and shall constitute as knowing and voluntary waiver of, any and all claims, of whatever kind or nature, and however arising, Employee has or may have pursuant to or under the Age Discrimination in Employment Act of 1967 (hereinafter “ADEA”), 29 U.S.C. § 621, et seq., the Civil Rights Act of 1964 42 U.S.C. §2000e, et seq., and any and all statutes of a similar nature or import, or concerning the same subject matter, whether federal statues, those of the State of Colorado, including specifically, but not in limitation thereof, the Colorado Civil Rights Act _______________ et seq., and other applicable employment law statutes.

5.           In connection with any waiver of any potential claims under the ADEA, Employee further expressly acknowledges and agrees:

(a)	Employee’s waiver of any potential rights or claims under the ADEA that have arisen on or before the date of this Agreement;

(b)	In return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement;

(c)	Employee has been advised by the Company to consult with an attorney of the Employee’s choice before signing this Agreement;

(d)	Employee was given a copy of this Agreement on _____________, and informed that Employee had twenty-one (21) days within which to consider the Agreement; and

(e)
Employee was informed that Employee has until seven (7) days following the date of execution of this Agreement in which to revoke this Agreement and this Agreement will not be effective or enforceable until the revocation period has expired.

6.           This compromise, release and discharge shall also specifically include any and all claims, of whatever kind or nature, and however arising, and however characterized, Employee has or may have for wrongful discharge or breach of any express or implied employment agreement, whether arising under the law of the United States, the State of Colorado, or otherwise.

7.           Employee further acknowledges, agree and warrants that the compromise, release and discharge is done knowingly, and voluntarily, that Employee has had the opportunity to fully consider and understand the terms of this compromise, release and discharge.  Employee further acknowledges that no representation or coercion of any kind have been made or used to induce Employee to enter into this compromise, release and discharge, and that the mutual considerations herein for this compromise, release and discharge are fair and are fully satisfactory.

8.           This compromise, release and discharge shall be binding upon, and the benefits shall accrue to, the heirs, representatives, successors and assigns of the parties hereto.

9.           Employee understands that this compromise, release and discharge shall not be effective until seven (7) days from the date of Employee’s execution of this Agreement, and that Employee may revoke this compromise, release and discharge with that seven day period, but after that seven day period, the compromise, release and discharge shall be fully binding and effective.

10.           Employee agrees that Employee’s current employment with the Company will end irrevocably on the _____date_______, with not guarantee of future employment.

11.          This instrument constitutes and contains the entire agreement and final understanding concerning Employee’s employment, termination from the same and the other subject matters addressed herein between the parties.  It is intended by the parties as a complete and exclusive statement of the terms of their agreement.  It supersedes and replaces all prior negotiations and all agreement, proposed or otherwise, whether written or oral, concerning the subject matters hereof.  Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon enforceable against either party.  This is a fully integrated agreement.

12.          The parties hereto hereby sign and execute this Release and Settlement Agreement in accordance with the terms contained herein.

Robert G. Wendt

Date

XsunX, Inc.

By

Date

STATE OF COLORADO	)
) ss.
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this _____ day of _________________, by Robert G Wendt.

Public Notary

My Commission Expires:

STATE OF COLORADO	)
) ss.
COUNTY OF JEFFERSON	)

The foregoing instrument was acknowledged before me this _____ day of _________________, by , of XsunX, Inc, a Colorado corporation, on behalf of the corporation.

Public Notary

My Commission Expires: